UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WITEL CORP.
(Exact name of registrant as specified in its charter)

Nevada	20-8734462
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Century Park East, Suite 600 Los Angeles, CA 90067-1501
(Address of principal executive offices, including zip code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [__]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-145134

Securities registered pursuant to Section 12(g) of the Act:	Common Stock, par value $.0001 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

ITEM 1.                      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the securities contained in the Registrant’s Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-145134) on September 14, 2007, is incorporated by reference into this registration statement.

ITEM 2.                      EXHIBITS.

The following Exhibits, unless denoted with an asterisk, are incorporated by reference from the Registrant’s Form SB-2 Registration Statement, as amended, filed with the Securities and Exchange Commission, SEC File No. 333-145134) on August 3, 2007 and effective September 28, 2007. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32.

Exhibit
Number	Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Lock up Agreement dated July 1, 2007.
4.2	Specimen Stock Certificate*.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of June, 2008.

WITEL CORP.

June 30, 2008

By:  /s/ James E. Renton
________________________________
James E. Renton
President, Principal Executive Officer, Principal
Accounting Officer, Principal Financial Officer
and Chairman of the Board of Directors